Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Anu Ahluwalia

               New York Mercantile Exchange, Inc.

              (212) 299-2439

Chuck Burgess

The Abernathy MacGregor Group

(212) 371-5999

NYMEX DECLINES STOCKHOLDER REQUEST FOR DOCUMENTS

NEW YORK, N.Y. --  December 6, 2005 -- NYMEX Holdings, Inc. today delivered the following letter to Mark C. Rifkin, legal counsel to NYMEX stockholder Cataldo J. Capozza, in response to Mr. Capozza's request to inspect a broad array of documents and records related to the proposed minority investment by General Atlantic LLC.

As previously announced, NYMEX and General Atlantic have signed a definitive agreement by which General Atlantic will invest $135 million for a 10% equity stake in NYMEX. General Atlantic would not receive any trading rights in the proposed transaction.

December 6, 2005

VIA FACSIMILE

Mark C. Rifkin, Esq.

Wolf Haldenstein Adler Freeman & Herz LLP

270 Madison Avenue

New York, NY 10016

RE: NYMEX Holdings, Inc.

Dear Mr. Rifkin:

On behalf of NYMEX Holdings, Inc. ("NYMEX"), I write in response to your letter dated November 29, 2005 wherein you, on behalf of Mr. Cataldo J. Capozza, demand that NYMEX permit you to inspect a broad array of its books and records pursuant to 8 Del. C. Section 220. We have been advised by counsel that Mr. Capozza's request is impermissible and beyond the bounds of Section 220 because, among other reasons, your letter does not state a proper purpose that would entitle you to the inspection sought. Accordingly, NYMEX declines to permit the inspection requested in your letter at this time.

Having carefully reviewed your letter, I note that certain items you have requested, such as secret finder's fee or other compensation agreements for completing the General Atlantic investment, simply do not exist. In sum, all relevant and material information related to the determinations which you seek either has already been publicly-disclosed or will be contained in the definitive proxy materials mailed to NYMEX's stockholders prior to the upcoming special meeting. Stockholders will have ample time to review the definitive proxy statement and ask questions well in advance of any stockholder vote on the transaction.

We note that Mr. Capozza's October 3, 2005 and November 21, 2005 letters were both written prior to the public availability of the preliminary proxy statement. NYMEX has been transparent with respect to the General Atlantic transaction and the process by which it was considered. The proxy statement (for which all preliminary drafts filed with the Securities and Exchange Commission as well as the final, definitive version will be publicly-available) describes the background and terms of General Atlantic's investment, as well as NYMEX's reasons for the transaction and the issues considered by the Board. NYMEX is confident that Mr. Capozza will find the answers to his questions in the proxy materials or other communications forthcoming from NYMEX to all stockholders.

In light of the foregoing, Mr. Capozza's books and records request is a distraction that threatens to disrupt and delay NYMEX's ability to continue to create significant value for all of its stockholders. It is clear that this exercise is intended to be disruptive and costly, and that Mr. Capozza seeks to confuse his fellow stockholders as NYMEX moves to close the General Atlantic transaction.

We encourage Mr. Capozza to read the proxy materials and submit questions to investorrelations@nymex.com, for inclusion in subsequent FAQs, rather than continuing his efforts to launch a fishing expedition and to create dissension among NYMEX stockholders.

Very truly yours,

Christopher K. Bowen

General Counsel and Chief Administrative Officer

cc: Mitchell Steinhause

Richard Schaeffer

James Newsome

NYMEX Board of Directors

Karen L. Valihura, Esq. (Skadden, Arps)

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About The New York Mercantile Exchange
The New York Mercantile Exchange (NYMEX) is the largest physical commodity exchange in the world, offering futures and options trading in energy and metals contracts and clearing services for off-exchange energy transactions. Through a combination of open outcry floor trading and the NYMEX ACCESS® and NYMEX ClearPort® electronic trading platforms, a wide range of crude oil, petroleum product, natural gas, coal, electricity, gold, silver, copper, aluminum, and platinum group metals markets are available virtually 24 hours each day. More information about NYMEX is available at www.nymex.com.

Forward Looking and Cautionary Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including our ability to consummate the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the private placement, and our exploration of and ability to consummate, including as a result of market conditions, a potential initial public offering or other strategic alternative. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate, in whole or in part, the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the private placement, and our determination not, or difficulties, delays or unanticipated costs in our inability, including as a result of market conditions, to consummate a potential initial public offering or other strategic alternative; the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.

Statement Regarding Information That Will Become Available
Please note this is not intended to be a solicitation for proxy. In connection with the proposed private placement, NYMEX will file with the Securities and Exchange Commission and distribute to its shareholders a proxy statement. NYMEX's shareholders are urged to read the proxy statement in its entirety when it becomes available, and any other related documents NYMEX may issue, because they will contain important information about NYMEX, the transaction, the persons soliciting proxies in connection with the transaction and the interests of these persons in the transaction and related matters. When these documents are filed, they can be obtained for free at the SEC's website (www.sec.gov). Additional information on how to obtain these documents from NYMEX will be made available to shareholders.

NYMEX, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from NYMEX's shareholders in connection with the proposed private placement. Information about the directors and executive officers of NYMEX and their ownership of NYMEX stock is set forth in the proxy statement for NYMEX's 2005 annual meeting. Information regarding the interests of NYMEX's directors and executive officers in the proposed private placement will be included in the proxy statement when it becomes available.